SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2002

Brooks-PRI Automation, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25434	04-3040660

(Commission File Number)	(I.R.S. Employer Identification No.)

15 Elizabeth Drive, Chelmsford, Massachusetts	01824

(Address of Principal Executive Offices)	(Zip Code)

(978) 262-2400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

On May 14, 2002, Brooks Automation, Inc. (“Brooks” or the “Registrant”) completed the previously announced acquisition of PRI Automation, Inc. (“PRI”). PRI supplies advanced factory automation systems, software and services that optimize the productivity of semiconductor precision electronics manufacturers, as well as OEM process tool manufacturers. Pursuant to the Amended and Restated Agreement and Plan of Merger between the parties, PRI was merged with and into Brooks, and Brooks changed its name to Brooks-PRI Automation, Inc. Stockholders of PRI received 0.52 shares of Brooks common stock for each share of PRI common stock held. Approximately 13,563,000 shares of Brooks common stock were issued to PRI stockholders in the merger. Brooks has reserved an additional 3,317,168 shares for issuance upon the exercise of options to purchase PRI common stock, which were assumed by Brooks and converted into options to purchase Brooks common stock.

This Current Report on Form 8-K provides unaudited supplemental financial information of PRI as follows:

•	Condensed Consolidated Balance Sheets as of March 31, 2002 and September 30, 2001;

•	Condensed Consolidated Statements of Operations for the six months ended March 31, 2002 and the six months ended April 1, 2001;

•	Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2002 and April 1, 2001; and

•	Notes to the Condensed Consolidated Financial Statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2002	BROOKS-PRI AUTOMATION, INC.

By: -s- Ellen B. Richstone Ellen B. Richstone Senior Vice President of Finance and Administration and Chief Financial Officer

PRI AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	March 31,	September 30,
	2002	2001

ASSETS
Current assets
Cash and cash equivalents	$57,143	$58,968
Trade accounts receivable, less allowance for doubtful accounts of $726 at March 31, 2002 and $1,777 at September 30, 2001	24,366	31,561
Contracts in progress	763	2,270
Inventories	74,522	90,038
Other current assets	10,630	8,310

Total current assets	167,424	191,147
Property and equipment, net	15,766	18,489
Investment in affiliate	20,559	4,890
Other assets	4,703	4,429

Total assets	$208,452	$218,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,401	$15,662
Accrued expenses and other liabilities	35,642	37,487
Accrued legal and restructuring costs	6,313	8,707
Billings in excess of revenues and customer advances	50,193	52,589

Total current liabilities	102,549	114,445
Other long-term liabilities	738	753

Total liabilities	103,287	115,198

Commitments and contingencies (Note I)
Stockholders’ equity
Preferred stock, $0.01 par value, 400,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 26,052,520 and 25,593,329 issued and outstanding at March 31, 2002 and September 30, 2001, respectively	260	256
Additional paid-in capital	264,774	260,135
Accumulated other comprehensive income (loss)	8,224	(7,445)
Accumulated deficit	(168,093)	(149,189)

Total stockholders’ equity	105,165	103,757

Total liabilities and stockholders’ equity	$208,452	$218,955

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRI AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Six months ended

	March 31,	April 1,
	2002	2001

Net revenue
Product and equipment	$72,453	$133,399
Services and maintenance	28,123	24,247

Total net revenue	100,576	157,646

Cost of revenue
Product and equipment	61,770	103,635
Services and maintenance	17,859	16,712

Total cost of revenue	79,629	120,347

Gross profit	20,947	37,299

Operating expenses
Research and development	18,667	31,151
Selling, general and administrative	19,591	29,589
Restructuring and other costs	—	11,888

Total operating expenses	38,258	72,628

Operating loss	(17,311)	(35,329)
Other income (expense), net	(701)	2,188

Loss before income taxes and cumulative effect of change in accounting principle	(18,012)	(33,141)
Provision for income taxes	892	625

Loss before cumulative effect of change in accounting principle	(18,904)	(33,766)
Cumulative effect of change in accounting principle, net of tax	—	(5,748)

Net loss	$(18,904)	$(39,514)

Net loss per common share, basic and diluted:
Loss before cumulative effect of change in accounting principle	$(0.74)	$(1.34)
Cumulative effect of change in accounting principle	—	(0.23)

Net loss per common share, basic and diluted	$(0.74)	$(1.57)

Weighted average number of shares outstanding, basic and diluted	25,697	25,153

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRI AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended

	March 31,	April 1,
	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,904)	$(39,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,089	7,151
Gain on investment in affiliate	—	(868)
Provision for writedown of inventories	1,312	4,983
Other, net	(695)	3,584
Changes in operating assets and liabilities:
Trade accounts receivable	7,986	(2,594)
Contracts in progress	1,507	5,852
Inventories	14,204	(46,477)
Other assets	(2,985)	(6,454)
Accounts payable	(5,089)	645
Accrued expenses and other liabilities	(5,207)	5,098
Billings in excess of revenue and customer advances	(2,011)	34,801

Net cash used in operating activities	(4,793)	(33,793)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in affiliate	—	(11,467)
Purchase of property and equipment	(2,048)	(7,627)
Other	(227)	(156)

Net cash used in investing activities	(2,275)	(19,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of capital lease obligations	(50)	(218)
Proceeds from exercise of stock options and employee stock purchase plan	5,727	3,304

Net cash provided by financing activities	5,677	3,086

Effect of changes in exchange rates on cash	(434)	(42)

Net decrease in cash and cash equivalents	(1,825)	(49,999)
Cash and cash equivalents, beginning of period	58,968	92,484

Cash and cash equivalents, end of period	$57,143	$42,485

The accompanying notes are an integral part of these condensed consolidated financial statements.

PRI AUTOMATION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

A.	Accounting Policies

Basis of Presentation
The condensed consolidated financial statements include the accounts of PRI Automation, Inc., its wholly-owned domestic subsidiaries and its wholly-owned and majority-owned foreign subsidiaries (collectively, the “Company”). All significant intercompany transactions and balances have been eliminated.

Preparation of Financial Statements
The interim financial data as of March 31, 2002, and for the six months ended March 31, 2002 and April 1, 2001 are unaudited. In the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results for interim periods are not necessarily indicative of the results for the entire year. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of PRI Automation, Inc. for the year ended September, 30, 2001 included in its Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission. For interim reporting purposes, the Company closes its first three fiscal quarters on the Sunday nearest the last day of December, March and June in each year. The Company’s fiscal year ends on the last day of September.

The results of operations for the six months ended April 1, 2001, have been adjusted to reflect the adoption of Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” The Company’s reported revenue included $7,478,000 for the six months ended April 1, 2001 of revenue that was part of the cumulative effect adjustment for products that shipped during fiscal year 2000 but received final customer acceptance subsequent to September 30, 2000.

B.	Inventories

	March 31,	September 30,
	2002	2001

	(In thousands)
Raw materials	$19,108	$29,823
Work-in-process	9,560	9,898
Finished goods	45,854	50,317

	$74,522	$90,038

C.	Accrued Expenses and Other Liabilities

	March 31,	September 30,
	2002	2001

	(In thousands)
Accrued expenses	$3,769	$4,500
Income taxes payable	3,891	3,313
Accrued compensation and benefits	8,158	7,903
Contract loss reserves	6,194	5,830
Warranty accrual	13,630	15,941

	$35,642	$37,487

Accrued expenses and other liabilities reflect the estimates as of the filing date.

PRI AUTOMATION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

D.	Other Income (Expense), Net

	Six months ended

	March 31,	April 1,
	2002	2001

	(in thousands)

Interest income, net	$605	$1,600
Net translation and foreign exchange losses	(192)	(468)
Settlement of litigation	(815)	—
Gain on investment in affiliate	—	868
Other	(299)	188

	$(701)	$2,188

E.	Net Loss Per Share

Basic and diluted net loss per common share is computed using the weighted average number of common shares outstanding. Options to purchase 6,305,009 and 5,156,612 shares of common stock were outstanding as of March 31, 2002, and April 1, 2001, respectively, but were not included in the computation of diluted net loss per common share because the Company was in a loss position and the inclusion of such shares would have had an anti-dilutive effect.

F.	Accrued Legal and Restructuring Costs

A rollforward of accrued legal and restructuring costs from September 30, 2001 to March 31, 2002 is as follows (in thousands):

	Employee	Legal	Facility	Other
	Costs	Costs	Exit Costs	Costs	Total

September 30, 2001 balance	$3,586	$2,741	$2,335	$45	$8,707
Additions	—	768	—	—	768
Payments	(2,666)	(259)	(237)	—	(3,162)

March 31, 2002 balance	$920	$3,250	$2,098	$45	$6,313

The Company increased its accrual for legal costs by $0.8 million in the six months ended March 31, 2002 related to the shareholder lawsuit settlement (see Note J, Subsequent Events).

PRI AUTOMATION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

G.	Other Comprehensive Income

Total comprehensive loss amounted to $3,235,000 for the six months ended March 31, 2002 and $40,365,000 for the six months ended April 1, 2001. Total comprehensive income (loss) differs from net income (loss) due to the unrealized gains and losses on the Shinsung investment. The unrealized gain (loss) on the Shinsung investment was $15,669,000 for the six months ended March 31, 2002 and ($851,000) for the six months ended April 1, 2001.

H.	Segment Reporting

The Company operates in three primary segments, all within the semiconductor manufacturing capital equipment industry, which serve both domestic and international markets. These reportable operating segments consist of Factory Systems, OEM Systems and Software Systems. Each of the Company’s operating segments includes a product and service component and has no significant intersegment revenues and expenses as all segments’ revenues are generated from sales to unaffiliated customers.

Operating segment information for the six months ended March 31, 2002 and April 1, 2001 is as follows (in thousands):

	Six months ended

	March 31,	April 1,
	2002	2001*

	(in thousands

Total net revenue to unaffiliated customers:
Factory Systems	$68,541	$68,049
OEM Systems	21,529	74,026
Software Systems	10,506	15,571

Total net revenue	$100,576	$157,646

Segment operating profit (loss):
Factory Systems	$(7,385)	$(35,877)
OEM Systems	(5,524)	16,523
Software Systems	(1,215)	(2,007)
Corporate and other expenses	(3,187)	(13,968)

Consolidated operating loss	$(17,311)	$(35,329)

*	Segment operating loss includes special charges of $10.5 million, $0.2 million, $1.8 million and $3.9 million for Factory Systems, OEM Systems, Software Systems and Corporate, respectively.

PRI AUTOMATION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

I.	Contingent Liabilities

Between October 1, 1998 and January 1, 2002, the Company issued an aggregate of 896,521 shares of common stock to employees who exercised options granted under the 1997 Non-Incentive Stock Option Plan and an aggregate of 129,547 shares of common stock to employees who participated in the 2000 Employee Stock Purchase. These issuances were not registered under the Act, due to an inadvertent failure to timely file Registration Statements on Form S-8 covering these transactions. The Company could be exposed to claims by some of its employees for rescission of these purchases. A rescission right involves the right of the employee to require the Company to repurchase the shares at the original exercise price plus interest. However, based on an investigation by the Company of these transactions, including subsequent dispositions by employees of the shares at prices higher than they paid, such that they have no rescission damages, the Company does not believe that the amount of any such potential rescission liability would be material to its financial condition.

J.	Subsequent Events

From November 2000 through January 2001, PRI and three of its directors (one an officer) were named as defendants in five virtually identical lawsuits filed in the United States District Court for the District of Massachusetts claiming, among other things, that the defendants violated certain securities laws and regulations. Each complaint sought certification as a class action on behalf of virtually all purchasers of PRI’s stock from January 27, 2000 through September 11, 2000. The five cases were consolidated, and the case was entitled IN RE PRI AUTOMATION, INC. SECURITIES LITIGATION, Civil Action No. 00-123958-REK. The parties reached a settlement of this litigation that was approved by the United States District Court for the District of Massachusetts on July 24, 2002. Under the terms of the settlement, the Company paid $3,250,000. This settlement was accrued as of March 31, 2002.

On May 14, 2002, the Company was acquired by merger by Brooks Automation, Inc. As a condition to the merger, Brooks Automation, Inc. changed its name to Brooks-PRI Automation, Inc. (“Brooks-PRI”). Under the terms of the merger agreement, each holder of the Company’s common stock received 0.52 shares of Brooks-PRI common stock for each share of the Company’s common stock held at the time of the merger. The merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and will be accounted for by Brooks-PRI as a purchase transaction in accordance with Statement of Financial Accounting Standards No. 141.